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                                                                     EXHIBIT 4.9

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

Warrant No. W-[  ]

                                 WIRELESS, INC.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                  This Warrant is issued to __________________ ("Holder") by Wireless, Inc., a California corporation (the "Company"), as of the date set forth beside the Company's signature below.

                  1. PURCHASE OF SHARES. Subject to the terms and conditions hereinafter set forth, Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify Holder in writing), to purchase from the Company up to 50,000 shares (the "Shares") of common stock of the Company (the "Common Stock"), at an exercise price of $2.50 per share (the "Exercise Price"). The Shares and the Exercise Price shall be subject to adjustment as set forth in Section 7 hereof.

                  2. EXERCISE PERIOD. This Warrant shall be exercisable for a period (the "Exercise Period") of 36 months from the date hereof; PROVIDED, however, that in the event of the earlier closing of (a) the issuance and sale of shares of the Common Stock in the Company's first underwritten public offering (the "IPO") pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), (b) a sale of all or substantially all the assets of the Company, or (c) a merger or reorganization of the Company into or consolidation with any other entity (excluding a reorganization or merger, the sole purpose of which is to change the jurisdiction of incorporation of the Company) in which shares representing a majority of the Company's voting power immediately prior to the closing of such merger or reorganization are transferred, this Warrant shall, upon the consummation of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify Holder in writing at least fifteen (15) days prior to the consummation of such event or transaction.

                  3. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable during the Exercise Period, Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by: (i) the surrender of the Warrant, together with a duly executed copy of the form of Exercise Notice attached hereto, to the Secretary of the Company at its principal offices; and (ii) the payment to the Company by cash,

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check or wire transfer of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

                  4. NET ISSUANCE PROVISION. In lieu of exercising pursuant to paragraph 3 above, at the Holder's option, while this Warrant remains outstanding and exercisable during the Exercise Period, Holder may exercise this Warrant by surrender of this Warrant as determined below ("Net Issuance"). If the Holder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

                      X =      Y(A-B)
                               ------
                                  A

                      Where:

                      X = the number of shares of Common Stock to be issued to
                          the Holder.

                      Y = the number of shares of Common Stock requested to be
                          exercised under this Warrant Agreement.

                      A = the fair market value of one (1) share of Common
                          Stock.

                      B = the Exercise Price.

                      For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

                      (i) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission (the "SEC"), then the fair market value per share shall be the initial "Price to Public" specified in the final prospectus with respect to the offering;

                      (ii) if at any time the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the current fair market value of Common Stock shall be determined in good faith by the Board of Directors of the Company.

                      Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant representing the remaining number of shares purchasable thereunder. All other terms and conditions of such amended Warrant shall be identical to those contained herein, including, but not limited to, the Exercise Period.

                  5. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter. Upon any partial exercise of this Warrant, the Company will forthwith issue and deliver to Holder a new warrant or warrants of like tenor as this Warrant for the remaining portion of the Common Stock for which this Warrant may still be exercised.

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                  6.  ISSUANCE OF SHARES. The Company covenants that (a)
the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully-paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof (except for any applicable transfer taxes, which shall be paid by Holder) and (b) during the Exercise Period, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant.

                  7.  ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.
The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                      (a) SUBDIVISIONS, COMBINATIONS AND OTHER
         ISSUANCES. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective as of the record date of such subdivision, combination or dividend, or in the event that no record date is fixed, upon the making of such subdivision, combination or dividend.

                      (b) RECLASSIFICATION, REORGANIZATION AND
         CONSOLIDATION. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to Holder, so that Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization or change by a holder of the same number of shares of Common Stock as were purchasable by Holder immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                      (c) MERGER AND SALE OF ASSETS. If at any time there shall be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation, whether or not the Company is the surviving corporation, or the sale of all or substantially all of the

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         Company's properties and assets to any other person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of common stock or other securities of the successor corporation resulting from such Merger Event equivalent in value to that which would have been issuable if Holder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number of shares of Common Stock purchasable) shall be applicable to the extent possible.

                      (d) CERTIFICATE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant or in the Exercise Price, an officer of the Company shall promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to Holder.

                  8. COMPLIANCE WITH SECURITIES LAWS. Holder hereby represents and warrants that:


                      (a) PURCHASE ENTIRELY FOR OWN ACCOUNT. This Warrant and the Common Stock issuable upon exercise hereof (collectively, the "Securities") will be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in or otherwise distributing the same. Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the Securities. Holder represents that it has full power and authority to enter into this Warrant.

                      (b) INVESTMENT EXPERIENCE. Holder acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant. Holder also represents it has not been organized for the purpose of acquiring this Warrant.

                      (c) ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect.

                      (d) RESTRICTED SECURITIES. Holder understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering,

                                       4
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         and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Holder represents that it is familiar with SEC Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  9. FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the transferee Holder shall have agreed in writing to become bound by the restrictions applicable to the transferor Holder, including without limitation, the provisions of this Section 9 and Section 17 hereof, and shall make the representations and warranties set forth in Section 8 hereof in favor of the Company and (iii) if requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

                  10. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the fair market value of the Company's Common Stock as determined in good faith by the Company's Board of Directors.

                  11. NO STOCKHOLDER RIGHTS. Prior to exercise of this Warrant, Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and Holder, as such, shall not be entitled to any notice or other communication concerning the business or affairs of the Company, except as set forth in Section 7(d) above.

                  12. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

                  13. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given when (i) personally delivered,
(ii) three business days after being sent by prepaid certified or registered U.S. mail, or one business day after being sent, if sent by nationally recognized overnight courier via overnight delivery, to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other by written notice, or (iii) one business day following receipt of electronic confirmation, if by facsimile. All notices shall be sent to the addresses and facsimile numbers set forth below or

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such other address as may be given from time to time under the terms of this notice provision with at least ten (10) days prior written notice:

                      If to the Company:

                      Wireless, Inc.
                      5452 Betsy Ross Drive
                      Santa Clara, CA 95054
                      Attention: Chief Financial Officer

                      If to Holder:

                      At the address and facsimile number
                      indicated on the signature page hereof.

                  14. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and shall inure to the benefit of the Holder's successor's, legal representatives and permitted assigns; PROVIDED, that nothing in this Section 14 shall be deemed a waiver of any restrictions on assignment or transfer as provided in Section 9 above.

                  15. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of each of the parties hereto. Any waiver or amendment effected in accordance with this section shall be binding upon Holder and the Company.

                  16. GOVERNING LAW. This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

                  17. MARKET STAND-OFF PROVISION. Holder hereby agrees that, for a period of 180 days after the date of the final prospectus relating to any registered underwritten public offering, it shall not, to the extent requested by the Company and such underwriter, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether actual disposition due to cash settlement or otherwise), directly or indirectly, establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company now owned or hereafter acquired by the Holder or any securities convertible into, or exercisable for such capital stock.

                  To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Company's securities held by Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

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                  18. ENTIRE AGREEMENT. This Warrant and the other documents delivered pursuant hereto or referred to herein, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

                  19. SEVERABILITY. In case any provision of this Warrant shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  20. COUNTERPARTS. This Warrant may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  21. SURVIVAL. Except as expressly set forth herein, the representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

                  22. CONFIDENTIALITY. Holder agrees that, except with the prior written consent of the Company, Holder shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the Company to which Holder has been or shall become privy. The provisions of this Section 22 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

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IN WITNESS WHEREOF, this Warrant is executed as of the _____ day of ___________,
1999.

                                    COMPANY:

                                    WIRELESS, INC.

                                    By:
                                       ------------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                         ----------------------------

                                    HOLDER:


                                    [                              ]


                                      -------------------------------
                                                  (Signature)

                                    Name:
                                         ----------------------------
                                    Title:
                                          ---------------------------
                             Address:
                                     --------------------------------
                                     --------------------------------
                             Facsimile Number:
                                              -----------------------

                                       8
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                                 EXERCISE NOTICE

                                 Wireless, Inc.

                       Attention: Chief Financial Officer

                  1. The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Shares of Common Stock issued by Wireless, Inc. and held by the undersigned, the original of which is attached hereto, _______________ shares of Common Stock of Wireless, Inc. Payment of the exercise price per share required under such Warrant accompanies this Exercise Notice.

                  2. The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                                    HOLDER:

                                    -------------------------------
                                    Name:
                                    Title:

                                    Date:_________________, 200__

                             Address:
                                     -------------------------------
                                     -------------------------------


                                     Name in which shares should be registered:

                                     -------------------------------

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